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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

The Board of Directors
3TEC Energy Corporation:

We consent to the incorporation by reference in the registration statements (Nos. 333-49354, 333-53192, and 333-72344) on Form S-8 and in the registration statement (No. 333-51964) on Form S-3 of 3TEC Energy Corporation and subsidiaries of our report dated February 14, 2003, with respect to the consolidated balance sheets of 3TEC Energy Corporation and subsidiaries as of December 31, 2002 and 2001, and the related consolidated statements of operations, changes in stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2002, which report appears in the December 31, 2002, annual report on From 10-K of 3TEC Energy Corporation and subsidiaries.

Our report refers to a change in accounting for derivative financial instruments and hedging activities, effective January 1, 2001.


KPMG LLP
Houston, Texas
March 25, 2003